To the Board of Directors of
       Superior National Insurance Group, Inc.:



We consent to the incorporation by reference in this Form 8-K of Superior National Insurance Group, Inc. of our report, dated June 19, 1998 (August 24, 1998 as to Note 16), on our audit of the combined financial statements of the Insurance Operations of Business Insurance Group, Inc. appearing in Amendment No. 3 to Registration Statement No. 333-58579 on Form S-3.





/s/ Deloitte & Touche LLP

San Francisco, California
December 23, 1998